UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 1, 2013

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 22, 2013, the Company closed on the initial sale of its 18% Senior Secured Convertible Promissory Notes (the “Notes”) to select accredited investors as discussed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 27, 2013 (the “Prior Report”). Up to $2,000,000 aggregate principal amount of Notes are being offered (the “Offering”) by the Company.

On March 1, 2013, the Company issued and sold to Kevin A. Richardson, II, the chairman of the board of directors of the Company, three Notes, as part of the Offering, in the aggregate principal amount of $60,000.

A description of the Notes is detailed in Item 1.01(2) of the Company’s Prior Report, and is incorporated herein by reference. The description of the Notes contained in the Company’s Prior Report, and herein, is qualified in its entirety by reference to the text of such Notes, the form of which is attached to the Prior Report as Exhibit 4.1.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Form of 18% Senior Secured Convertible Promissory Note of SANUWAVE Health, Inc. (Incorporated by reference to Form 8-K filed with the SEC on February 27, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: March 5, 2013	By:	/s/ Barry J. Jenkins
Name: Barry J. Jenkins
Title: Chief Financial Officer and COO

EXHIBIT INDEX

Exhibit	Description

4.1	Form of 18% Senior Secured Convertible Promissory Note of SANUWAVE Health, Inc. (Incorporated by reference to Form 8-K filed with the SEC on February 27, 2013).